Exhibit 10.1

LIMITED WAIVER AND EXCHANGE AGREEMENT

This Limited Waiver and Exchange Agreement (the “Agreement”) is entered into as of the 28th day of June, 2024, by and among Interactive Strength Inc., a Delaware corporation (the “Company”) and the investor signatory hereto (the “Holder”), with reference to the following facts:

A.
Prior to the date hereof, pursuant to that Securities Purchase Agreement, dated as of December 7, 2023, by and between the Company and the Holder (the “Securities Purchase Agreement”) and the Registration Rights Agreement by and between the Company and the Holder dated December 7, 2023 (the “Registration Rights Agreement”), the Company issued to the Holder a certain convertible note ( the “Note”) and a warrant to purchase shares of common stock (the “Warrant”). Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Securities Purchase Agreement (as amended hereby) or, as the context may require, the Note or the Warrant.
B.
As of the date of this Agreement, the Holder is the holder of such aggregate principal amount of the Note and a number of warrant shares as set forth on the signature page of the Holder attached hereto and has not assigned, transferred or exchanged any of the Note or the Warrant.
C.
The Company and the Holder desire to amend and waive certain provisions of the Note and the Warrant and exchange (the “Exchange” or the “Transaction”) 288,900 warrant shares of the Warrant (the “Exchange Warrants”), on the basis and subject to the terms and conditions set forth in this Agreement, for shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”). Following the Exchange, no Warrants will be outstanding.
D.
The Series A Preferred Stock and this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents”.
E.
The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.
Exchange. On the Closing Date (as defined below), subject to the terms and conditions of this Agreement, pursuant to Section 3(a)(9) of the Securities Act, the Holder shall convey, assign and transfer the Exchange Warrant to the Company in exchange for which the Company shall issue the Series A Preferred Stock to the Holder. On the Closing Date, in exchange for the Exchange Warrant, the Company shall deliver or cause to be delivered to the Holder (or its designee) the Series A Preferred Stock at the address for delivery set forth on the signature page of the Holder attached hereto. Immediately following the delivery of the Series A Preferred Stock to the Holder (or its designee), the Holder shall relinquish all rights, title and interest in the Exchange Warrant (including any claims the Holder may have against the Company related thereto) and assign the same to the Company, and the Exchange Warrant shall be deemed canceled.

2.
Limited Waivers and Additional Terms.
a.
The Holder hereby irrevocably waives Section 3, Section 7(c), Section 7(d), Section 7(e) and Section 7(f) of the Note.
b.
The Company and the Holder hereby agree that, notwithstanding the terms of Section 8(c) of the Note, the Company will make the required cash payment to the Holder no later than five trading days after the Holder requests the optional redemption of the Note following the Holder’s receipt of a Subsequent Placement Redemption Notice from the Company. For avoidance of doubt, the Subsequent Placement Redemption Price will equal the Conversion Amount.
3.
Company Representations and Warranties. As of the date hereof and as of the Closing Date (as defined below):
3.1.
Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Exchange Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Exchange Documents (as defined below). Other than the Persons set forth on Schedule 3(a) of the Securities Purchase Agreement, the Company has no subsidiaries.
3.2.
Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Series A Preferred Stock and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by the Exchange Documents and to consummate the Transaction (including, without limitation, the issuance of the Series A Preferred Stock in accordance with the terms hereof and thereof). As of the Closing Date, the execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Series A Preferred Stock and the reservation for issuance and issuance of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock will have been duly authorized by the Company’s Board of Directors (or a duly authorized committee thereof) and no further filing, consent, or authorization will be required by the Company, its Board of Directors or its stockholders (other than such filings as may be required by any federal or state securities laws, rules or regulations). This Agreement has been and, as of the Closing Date, the other Exchange Documents to which the Company is a party will have been, duly executed and delivered by the Company, and constitute or will constitute, as applicable, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.
3.3.
No Conflict. The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Series A Preferred Stock and reservation for issuance and issuance of shares of Common Stock issuable upon conversion of the Series A Stock ) will not (i) result in a violation of its Certificate of Incorporation or any other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, after giving effect to the limited waiver contained in Section 2 above and the receipt by the Company of the Required Consents (as defined below), or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Markets LLC (the “Principal Market”) and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.
3.4.
No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than such filings as may be required by any federal or state securities laws, rules or regulations or any Nasdaq rules), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents.
3.5.
Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the New Securities is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) of the Securities Act thereof.
3.6.
Issuance of Series A Preferred Stock.
(a)
As of the Closing Date, the issuance of the Series A Preferred Stock will be duly authorized and upon issuance in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and non-assessable and free from all Liens

(as defined in the Note). Upon issuance upon exchange, in accordance with the Series A Preferred Stock, the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, when issued, will be validly issued, fully paid and nonassessable and free from all Liens with respect to the issue thereof, with the Holder being entitled to all rights accorded to a holder of Common Stock. By virtue of Section 3(a)(9) under the Securities Act, the Series A Preferred Stock will have a Rule 144 holding period that will be deemed to have commenced as of the Closing Date (as defined in the Securities Purchase Agreement), the date of the original issuance of the Note to the Holder. At any time on and after June 7, 2024, assuming (i) the Holder is not an affiliate of the Company and (ii) at such time of determination the Company has not failed to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) (a “Current Public Information Failure”), the Series A Preferred Stock shall not be required to bear any restrictive legend and shall be freely transferable by the Holder pursuant to and in accordance with Rule 144 of the Securities Act (“Rule 144”).
3.7.
Transfer Taxes. On the Closing Date, all share transfer or other taxes (other than income or similar taxes) that are required to be paid in connection with the issuance of the Series A Preferred Stock to be issued to the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.
3.8.
Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in material violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Certificate of Incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in material violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in the SEC Documents, the Company is not in material violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Except as set forth in SEC Documents, during the two years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the Securities and Exchange Commission (“SEC”) or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.
3.9.
No Consideration Paid. No consideration, commission or other remuneration has been paid by the Holder to the Company, its Subsidiaries or any of their agents or affiliates in connection with the Exchange.
3.10.
Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Exchange Documents and any matters disclosed in the 8-K Filing (as defined below). The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.
4.
Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Holder hereby represents and warrants with and to the Company, as of the date hereof and as of the Closing Date, as follows:

4.1 Reliance on Exemptions. The Holder understands that the Series A Preferred Stock are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the other Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Series A Preferred Stock.

4.2 No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series A Preferred Stock or the fairness or suitability of the investment in the Series A Preferred Stock nor have such authorities passed upon or endorsed the merits of the offering of the Series A Preferred Stock.

4.3 Validity; Enforcement. This Agreement and the other Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.4 No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the other Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

4.5 Investment Risk; Sophistication. The Holder is acquiring the Series A Preferred Stock hereunder in the ordinary course of its business. The Holder has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the Series A Preferred Stock, and has so evaluated the merits and risk of such investment. The Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

4.6 Ownership of Exchange Warrant. The Holder owns the Exchange Warrant free and clear of any Liens (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws) and has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other Exchange Documents to which it is a party and to consummate the Transaction.

4.7 Transfer or Resale. The Holder understands that except as provided Section 9 hereof: (i) the Series A Preferred Stock have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel of the Company, in a form reasonably acceptable to the Company, to the effect that such Series A Preferred Stock to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance that such Series A Preferred Stock can be sold, assigned or transferred pursuant to Rule 144; (ii) any sale of the Series A Preferred Stock made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Series A Preferred Stock under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Series A Preferred Stock under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Series A Preferred Stock may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Series A Preferred Stock and such pledge of Series A Preferred Stock shall not be deemed to be a transfer, sale or assignment of the Series A Preferred Stock hereunder, and the Holder effecting a pledge of Series A Preferred Stock shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Exchange Document, including, without limitation, this Section 4.7.

5.
Closing; Conditions. Subject to the conditions set forth below, the Exchange shall take place on the Business Day immediately following such date as the Company shall have satisfied all conditions to closing below, or at such other time and place as the Company and the Holder mutually agree (the “Closing” and the “Closing Date”).
6.
Condition’s to Holder’s Obligations. The obligation of the Holder to consummate the Exchange is subject to the fulfillment, to the Holder’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions (unless waived by the Holder in writing, prior to the Closing):

(a) Representations and Warranties; Covenants. After giving effect to the limited waiver contained in Section 2, the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) as of such specified date). After giving effect to the limited waiver contained in Section 2, the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(b) Issuance of Securities. At the Closing, the Company shall issue 375,000 shares of the Series A Preferred Stock to the Holder.

(c) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(d) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Holder, and the Holder shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(e) No Event of Default. After giving effect to the Exchange, no Event of Default (as defined in the Note) or event that with the passage of time or giving of notice would constitute an Event of Default shall have occurred and be continuing.

(f) Consents. The Company shall have obtained all governmental, regulatory or third party consents and approvals (or waiver of such consents or approvals), if any, necessary for the Exchange, including without limitation, those required by the Principal Market, if any, and the Required Consents.

(g) Listing. The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market.

6.2. Conditions to the Company’s Obligations. The obligation of the Company to consummate the Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions (unless waived by the Company in writing, prior to the Closing):

(a) Representations and Warranties. The representations and warranties of the Holder contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) as of such specified date).

(b) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(c) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

7.
No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the Series A Preferred Stock under the Securities Act or cause this offering of the Series A Preferred Stock to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the Securities Act.
8.
Reserved.
9.
Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Series A Preferred Stock may be tacked onto the holding period of the Exchange Warrant, and the Company agrees not to take a position contrary to this Section 9. The Company acknowledges and agrees that from and after June 7, 2024, assuming (a) the Holder is not an affiliate of the Company and (b) at such time of determination no Current Public Information Failure exists the Series A Preferred Stock shall not be required to bear any restrictive legend and shall be freely transferable by the Holder pursuant to and in accordance with Rule 144.
10.
Register; Transfer Agent Instructions.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each Investor, a register for the Series A Preferred Stock in which the Company shall record the name and address of the Person in whose name the Series A Preferred Stock has been issued (including the name and address of each transferee), and the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of the Investor or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent (the “Transfer Agent”) and any subsequent transfer agent in a form acceptable to the Holder (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at the Depository Trust Company (“DTC”), registered in the name of the Holder or its respective nominee(s), for the shares of Common Stock issuable upon conversion of the Series A Preferred Stock in such amounts as specified from time to time by the Holder to the Company upon the conversion of the Series A Preferred Stock. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 10(b) will be given by the Company to its Transfer Agent with respect to the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, and that the shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If the Holder effects a sale, assignment or transfer of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Company shall permit the transfer and shall promptly instruct its Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Holder to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 10(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 10(b) that the Holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue each legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Transfer Agent as follows: (i) upon each exercise of the Series A Preferred Stok (unless such issuance is covered by a prior legal opinion previously delivered to the Transfer Agent), and (ii) on each date a registration statement with respect to the issuance or resale of any of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock is declared effective by the SEC. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the issuance of such opinions or the removal of any legends on any of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be borne by the Company.

11.
Disclosure of Transaction.

(a) On or before 9:00 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Exchange Documents in the form required by the Exchange Act and attaching this Agreement (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Exchange Documents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, relating to the transactions contemplated by the Exchange Documents, shall terminate.

(b) Except as may be required by the Securities Purchase Agreement or the Series A Preferred Stock, the Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Holder with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion). To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s consent, other than as required by the Securities Purchase Agreement or the Series A Preferred Stock, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality with respect to such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable law and regulations. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder), any duty of confidentiality with respect to any material, non-public information regarding the Company or any of its Subsidiaries.

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IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date first set forth on the first page of this Agreement.

COMPANY: INTERACTIVE STRENGTH INC. By: /s/ Trent Ward Name: Trent Ward Title: Chief Executive Officer

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date first set forth on the first page of this Agreement.

Principal Amount of Existing Note of Holder: $150,171.02 Aggregate number of Warrants outstanding following this Agreement 0 Aggregate number of Series A Preferred Stock issued to the Holder:	HOLDER: 3i, LP By:/s/ Maier J. Tarlow Name: Maier J. Tarlow Title: Manager on behalf of the GP

375,000